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                                                                   Exhibit 10.19

Letter of Acceptance for Suyuan Group 74KW On-grid application system project, dated September 12, 2006
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                                    English Translation of the Original Contract



                              LETTER OF ACCEPTANCE

Attention: Shanghai Linyang Solar Technology Co., Ltd.:

We, Suyuan Group, has finished evaluating the bids for Suyuan Group 74 KW on-grid application system project and have decided, according to the relevant laws, rules and regulations regarding bidding and the provisions of the Bid-invitation Documents for this project, to select your Company as the contractor.

We will enter into the contract with your Company on the basis of the Bid-invitation Documents for this project and your bidding document, within thirty (30) days from the date of this Letter of Acceptance.

Please come to Suyuan Group before October 12, 2006 to negotiate and execute the contract.

The winning of the bid shall be subject to the following:

1. the scope and content of the bid include the provision of the equipments for the system of roof solar PV power generation, as well as the installation thereof and other related services (for details, see the Bid-invitation Documents);

2. the bid price is RMB 4,764,958.



the Bid Invitor(official seal of the Bid Invitor): Suyuan Group

Date: September 12, 2006



the Bid-invitor Agent (official seal of the Bid-ivitor Agent): Xinyuan Power Construction Supervision Co., Ltd.

Date: September 12, 2006

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